Exhibit 10.46

WAIVER AGREEMENT

This Waiver Agreement (this “Waiver”) is entered into as of September 14, 2020, by and among OneWater Marine Inc., a Delaware corporation (“PubCo”), Special Situations Investing Group II, LLC, a Delaware limited liability company (“Goldman”), and the other parties listed on the signature pages hereto. Capitalized terms used but not defined herein shall have the meaning given to such terms in that certain Fourth Amended and Restated Limited Liability Company Agreement of One Water Marine Holdings, LLC (the “Company”), dated as of February 11, 2020 (the “LLC Agreement”), by and among the Company, PubCo, Goldman, OWM BIP Investor, LLC, a Delaware limited liability company, and the other parties listed on Exhibit A thereto (“Legacy Owners”).

RECITALS

WHEREAS, in connection with a proposed public underwritten offering of the Company’s Class A common stock, par value $0.01 per share (the “Offering”), PubCo has specified a Special Redemption Date;

WHEREAS, Goldman and certain of the Legacy Owners desire to exercise their Redemption Right to redeem a stated number of Units, together with an equal number of Class B Shares, on such Special Redemption Date (the “Base Redemption”) for shares of Class A common stock of the Company (the “Base Class A Shares”) and to sell such Base Class A Shares in the Offering;

WHEREAS, Goldman also desires to exercise its Redemption Right to redeem a stated number of Units, together with an equal number of Class B Shares, on the additional Special Redemption Date for additional Class A Shares (the “Option Redemption” and, together with the Base Redemption, the “Redemption”) to be sold pursuant to the exercise of the  Underwriters’ 30-day option (the “Underwriters’ Option”) to purchase additional shares of Class A common stock of the Company (the “Option Class A Shares,” and, together with the Base Class A Shares, the “Redeemed Class A Shares”) in the Offering;

WHEREAS, pursuant to Section 4.6(e)(iv) of the LLC Agreement, the Company shall not effect any redemption of any Units, together with any Class B Shares, held by Goldman, and Goldman shall not have the right to redeem any of its Units, along with any Class B Shares, to the extent that, after giving effect to such redemption, Goldman (together with its affiliates and any persons acting as a group together with Goldman or any of its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation;

WHEREAS, the LLC Agreement defines “Beneficial Ownership Limitation” as 4.99% of the number of Class A Shares outstanding immediately after giving effect to the issuance of Class A Shares issuable upon redemption of Class B Shares held by Goldman and provides that Goldman may increase such Beneficial Ownership Limitation by providing written notice to PubCo, with such increase to become effective on the 61st day after such notice is delivered;

WHEREAS, on September 4, 2020, Goldman provided written notice to PubCo (“Notice”) in accordance with the LLC Agreement wherein Goldman elected to increase the Beneficial Ownership Limitation to 19.99% (the “Increase”) to be effective prior to and contingent on the Special Redemption Dates set in connection with the Offering; and

WHEREAS, because the Special Redemption Date is expected to occur before the 61st day after delivery of the Notice, the undersigned parties to the LLC Agreement desire to waive, only with respect to this instance and solely in connection with the Special Redemption Date and the Offering, the requirement in the definition of “Beneficial Ownership Limitation” in the LLC Agreement that provides that effectiveness of such increase may only occur on the 61st day after delivery of the Notice so that the Increase may become effective immediately prior to and contingent on the Special Redemption Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Waiver.  Pursuant to Section 12.1 of the LLC Agreement, the undersigned Managing Member and holders of at least 66 2/3% of the outstanding Units held by Members other than PubCo Holdings Group acknowledge and agree that (a) the Increase shall become effective immediately prior to and contingent on the initial Special Redemption Date specified in connection with the Offering notwithstanding anything to the contrary in the LLC Agreement; provided, that if the Redemption and the Offering are not consummated, then the Increase shall not take effect and the Beneficial Ownership Limitation shall remain at 4.99%; (b) immediately following the Redemption and the sale of the Redeemed Class A Shares in the Offering by Goldman, including any sale by Goldman of Redeemed Class A Shares pursuant to the exercise of the Underwriter’s Option, the Beneficial Ownership Limitation shall, with no further action on the part of Goldman or any other party hereto, revert to 4.99%; and (c) should the Underwriters’ Option fail to be exercised, after the expiration date of the Underwriters’ Option, the Beneficial Ownership Limitation shall, with no further action on the part of Goldman or any other party hereto, revert to 4.99%.

2.
Limitation.  The acknowledgements and agreements in the foregoing Section 1 are only effective in the specific instance and for the specific purpose for which such acknowledgements and agreements are given and shall not be effective for any other purpose.  The foregoing Section 1 is intended to be a waiver of certain provisions in the LLC Agreement only in connection with the Redemption, and no provision of the LLC Agreement is amended in any way.

3.
Miscellaneous

(a)
Assignment.  Neither this Waiver nor any rights or obligations of any party hereto may be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void ab initio.

(b)
Amendments.  This Waiver may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties hereto.

(c)
No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Waiver or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy, or to demand such compliance.

(d)
Entire Agreement.  This Waiver embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, relating to the subject matter hereof.

(e)
Invalid Provisions.  If any provision of this Waiver is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Waiver shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Waiver; and the remaining provisions of this Waiver shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Waiver.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Waiver, they shall take any actions necessary to render the remaining provisions of this Waiver valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Waiver to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(f)
Governing Law.  This Waiver, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Waiver shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state and without regard to conflicts of law doctrines.

(g)
Binding Effect and Assignment.  This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h)
Section Headings.  The section headings contained in this Waiver are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Waiver.

(i)
Counterparts.  This Waiver may be executed in two or more counterparts, by PDF or other electronic signature, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first above written.

ONEWATER MARINE INC.

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Chief Executive Officer

Signature Page to Waiver Agreement

SPECIAL SITUATIONS INVESTING GROUP II, LLC

By:	/s/ Greg Watts
Name:	Greg Watts
Title:	Authorized Signatory

Signature Page to Waiver Agreement

AUBURN OWMH, LLLP

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Member

PHILIP SINGLETON IRREVOCABLE TRUST, DATED DECEMBER 24, 2015

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Trustee

AUSTIN SINGLETON IRREVOCABLE TRUST, DATED DECEMBER 30, 2015

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Trustee

Signature Page to Waiver Agreement

/s/ Anthony Aisquith
ANTHONY AISQUITH

Signature Page to Waiver Agreement

TERESA D. BOS 2015 TRUST

By:	/s/ Pete Knowles
Name:	Pete Knowles
Title:	Trustee

Signature Page to Waiver Agreement